Exhibit 99.1

FOR RELEASE

GlobalSCAPE Updates Status of Audit Committee Investigation, Financial Statement Audit and Legal Proceedings

San Antonio, March 16, 2018—GlobalSCAPE, Inc. (NYSE American: GSB) (“GlobalSCAPE” or the “Company”), a worldwide leader in the secure movement and integration of data, today updated the status of its previously announced internal investigation conducted by the Audit Committee of its Board of Directors (the “Committee”) regarding certain accounting and other matters, the completion of its financial statement audit and certain legal proceedings.

The Audit Committee Investigation and Completion of Financial Statements

In June 2017, the Committee began conducting an investigation into certain transactions previously recorded in the fourth quarter of 2016 involving improper arrangements with customers that circumvented the Company’s internal controls and their potential effect on previously reported revenue. The Committee’s investigation is now substantially completed. The Company is continuing the process of completing the preparation, review and audit of its financial statements for the fiscal years ended December 31, 2015 and 2016, the amendment of its Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”), the amendment of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (the “March 2017 10-Q”) and the preparation and review of its financial statements for the quarterly periods ended June 30, 2017 and September 30, 2017 and the year ended December 31, 2017.  Due to the ongoing nature of the Company’s internal review and restatement process, the Company cannot at this time provide an estimate of the individual or net effect of this review and independent audit for any given period.  The impact of some of the adjustments on certain periods in the restatement periods could be material and will not be finally determined until the Company completes the preparation, review and audit of its financial statements.

The Company is able, however, to report certain unaudited, preliminary financial information.  This information, which is subject to change, includes:

•
Net income for the year ended December 31, 2017 is expected to be lower than the comparable period in 2016 primarily due to professional fees and related expenses associated with the internal investigation, certain litigation matters previously disclosed by the Company and the matter discussed below under “Legal Proceedings.”  These expenses totaled approximately $2.5 million (unaudited) for the year ended December 31, 2017.

•
Total cash, cash equivalents and certificates of deposit were approximately $27.4 million (unaudited) as of December 31, 2017 as compared to approximately $24.4 million (unaudited) as of December 31, 2016.

The financial information presented above is preliminary, based upon the Company’s internal estimates and subject to the Company’s ongoing assessment of revenue recognition, the Audit Committee’s independent review of the Company’s financial statements, and completion of the Company’s financial closing procedures and issuance of its financial statements as of and for the year ended December 31, 2017.  The Company’s final financial results and other financial data to be included in the Company’s Form 10-K as of and for the year ended December 31, 2017 (the “2017 Form 10-K”) could differ materially from this preliminary financial information.

Subject to management’s completion of the restated financial statements and related disclosures for the restatement periods, as well as the reviews and audit to be conducted by the Company’s independent registered public accounting firm, Weaver and Tidwell, L.L.P., the Company currently anticipates filing, on or before June 15, 2018, the amendment to its 2016 Form 10-K, the amendment to the March 2017 10-Q and its quarterly reports on Form 10-Q for the periods ended June 30, 2017 and September 30, 2017 and the 2017 Form 10-K.  However, because of the nature and amount of work that needs to be completed to file these reports, the Company cannot be certain how much time will ultimately be required to complete the restatement process and accordingly, there remains a substantial risk that additional time will be required.

As a result of the accounting and other issues identified by management and the investigation, management has concluded that one or more material weaknesses exist in the Company’s internal control over financial reporting and that, as a result, the Company’s disclosure controls and procedures were not effective as of the end of each of the restatement periods, and that the Company did not maintain effective internal control over financial reporting as of December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017.

While the Company has not yet completed its assessment of disclosure controls and procedures, and internal control over financial reporting for the restatement periods, the Company has already begun to implement a number of ongoing remedial measures in response to the Committee’s investigation, including:

•	the development of more detailed revenue recognition practices and policies;
•	the strengthening of overall controls and disclosure processes and systems; and
•	the implementation of financial accounting and reporting literacy training for the accounting, finance, and sales teams, including acceptable business practices.

Legal Proceedings

The Fort Worth, Texas Regional Office of the United States Securities & Exchange Commission (the “SEC”) has opened a formal investigation of issues relating to the restatement, with which the Company is cooperating fully.  At this time, the Company is unable to predict the duration, scope, result or related costs associated with the SEC’s investigation.  The Company is also unable to predict what, if any, action may be taken by the SEC, or what penalties or remedial actions the SEC may seek.  Any determination by the SEC that the Company’s activities were not in compliance with existing laws or regulations, however, could result in the imposition of fines, penalties, disgorgement, equitable relief, or other losses, which could have a material adverse effect on the Company’s financial position, liquidity, or results of operations.

Management Commentary from Matt Goulet, President and CEO of Globalscape

“After a long and arduous process, we’re encouraged that the investigation is substantially behind us, and that we are focusing on completing the final stages of our financial statements audit. Throughout this entire process, we’ve kept the company moving in a forward direction, while maintaining our healthy track record of profitability and strong cash flow generation. We’ve also remained committed to executing on our strategy of transitioning GlobalSCAPE into a cloud-first company, as evidenced by our corporate rebranding and the launch of EFT Arcus earlier this year. Both initiatives are receiving positive reception in the marketplace, and we are actively filling the pipeline with new business, made possible by our expanded suite of cloud-first solutions. Overall, our long-term outlook hasn’t changed, and we continue to remain optimistic about staying ahead of the industry’s shift to the cloud, and our ability to capture a larger share of the Managed File Transfer (MFT) and integration platform-as-a-service (iPaaS) markets.”

About GlobalSCAPE
GlobalSCAPE, Inc. (NYSE American: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud. GlobalSCAPE provides cloud services that automate your work, secure your data and integrate your applications – while giving visibility to those who need it. GlobalSCAPE makes business flow brilliantly. For more information, visit http://www.globalscape.com or follow the blog and Twitter updates.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the SEC on March 27, 2017; the discovery of additional information relevant to the internal investigation; the conclusions of the Company’s Audit Committee (and the timing of the conclusions) concerning matters relating to the internal investigation; the timing of the review by, and the conclusions of, GlobalSCAPE’s independent registered public accounting firm regarding the internal investigation and GlobalSCAPE’s financial statements; the possibility that additional errors may be identified; the risk that the completion and filing of the Company’s reports to be filed with the SEC will take longer than expected; pending litigation and the possibility of further legal proceedings adverse to GlobalSCAPE resulting from the restatement or related matters; and the costs associated with the restatement.

GlobalSCAPE Press Contact
 Jonathan Morgan
Perry Street Communications
Phone: 214-965-9955 or 212-333-5525
Email: jmorgan@perryst.com

GlobalSCAPE Investor Relations Contact
 Matt Glover or Najim Mostamand, CFA
Liolios Group, Inc.
Phone Number: (210) 801-8489
 Email: IR@globalscape.com